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EXHIBIT 99.10(b)

Consent of Dechert Price & Rhoads
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Law Offices of
DECHERT PRICE & RHOADS
1500 K STREET, N.W.
WASHINGTON, D.C. 20005
TELEPHONE: (202) 626-3300
TELEX: 897 122   BARDEP WASH
TELECOPIER: (202) 626-3334


March 16, 1990


The Board of Directors
Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California  92660

Re:  Pacific Select Variable Annuity
     Separate Account, File No. 33-32704

Dear Sirs or Madam:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the above-referenced Registration Statement.

Very truly yours,

Dechert Price & Rhoads